Exhibit 10.22
SCRIPPS FAMILY AGREEMENT
     THIS AGREEMENT is made by and between the undersigned individuals and The E.W. Scripps Company, a Delaware corporation (the “Company”).
     WHEREAS, the undersigned individuals are descendants of Edward W. Scripps, founder of the Scripps organization and controlling person thereof from 1878 to 1922; and
     WHEREAS, Edward W. Scripps believed that the Company was an institution impressed with a public interest because of its engagement in the publishing of daily newspapers and that the exercise of control over the Company carried a responsibility to maintain the independence and integrity of its newspapers, and to this end he established a trust in 1922, with Robert P. Scripps, one of his sons, as initial trustee, to hold the controlling interest in the capital stock of the Company (the “Scripps Trust”); and
     WHEREAS, the Scripps Trust presently holds approximately 68% of the outstanding shares of Class A Common Stock, $0.01 par value, of the Company (“Class A Stock”) and approximately 79% of the Common Voting Stock, $0.01 par value, of the Company (“Common Voting Stock”); and
     WHEREAS, upon the death of the last to survive of the four children of Robert P. Scripps who were living at the death of Edward W. Scripps in 1926 (such children being Charles E. Scripps, Robert P. Scripps, Jr., Margaret S. Buzzelli and Nackey S. Loeb), shares of Class A Stock and Common Voting Stock and other assets of the Scripps Trust may be distributed to certain of the undersigned individuals (the shares of Common Voting Stock now held by the Scripps Trust being herein called the “Trust Shares” and the undersigned individuals being hereinafter called the “Future Shareholders”, which term shall also refer to those who hereafter are treated as “Future Shareholders” by virtue of this Agreement); and
     WHEREAS, the Future Shareholders are convinced of the wisdom and farsightedness of Mr. Scripps’ views and believe that because of the important position occupied by the Company in the communications industry in the United States it would be in the best interests of the Company, its shareholders, its employees and the public for the Future Shareholders to take steps to preserve the independence and integrity of the Company by restricting transfer and governing voting of Common Voting Stock (but not Class A Stock) to be owned by them;
     WHEREAS, to this end the Future Shareholders are willing to enter into this Agreement for the purpose of prospectively restricting the transfer and governing the voting of the Trust

Shares that they may receive on termination of the Scripps Trust and all other shares of Common Voting Stock (or shares of stock of the Company with comparable or unlimited voting rights) that they may own of record or beneficially at, or acquire after, such termination (such Trust Shares and such other shares being herein referred to collectively as the “Shares”); and
     WHEREAS, the parties hereto desire that the provisions of this Agreement regarding transfer and voting of the Shares shall become effective at the time and on the condition set forth herein;
     NOW, THEREFORE, in consideration of the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Future Shareholder and the Company hereby irrevocably agree as follows.
     Section 1. Effectiveness. The provisions of this Agreement that restrict transfer and govern voting of the Shares shall become effective upon the termination of the Scripps Trust provided that at the time of such termination, and after giving effect to the distribution of the Trust Shares upon such termination, the holders of at least 50% of the then outstanding shares of Common Voting Stock are parties to this Agreement.
     Section 2. Transfer; Conversion; Insolvency.
     (a) Restrictions on Transfer. Each Future Shareholder covenants and agrees that such Future Shareholder will not, directly or indirectly, sell, transfer, distribute, pledge, hypothecate, donate, assign, appoint or otherwise dispose of or encumber any Shares owned by such Future Shareholder, of record or beneficially, except in accordance with and subject to the terms of this Agreement.
     (b) Restriction on Conversion. Each Future Shareholder covenants and agrees that such Future Shareholder will not convert any Shares into Class A Stock except as provided in Section 2(c) or Section 6 hereof.
     (c) Insolvency. In the event of any insolvency, receivership, bankruptcy or assignment for the benefit of creditors of any Future Shareholder, any filing of a petition of bankruptcy by or against any Future Shareholder, any admission in writing of such Future Shareholder’s inability to pay his or her debts generally as they become due or the commencement of any other proceeding by or against a Future Shareholder under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, liquidation, moratorium, arrangements with creditors, composition or extension or any other proceeding or event of a character similar to any of the foregoing, then the Shares owned by such Future Shareholder at the date of any such event shall be deemed to be offered for sale pursuant to Section 3 hereinbelow. In the event, and to the extent, any of such Future Shareholder’s Shares are not purchased pursuant to such Section 3, such Shares shall remain the property of such Future Shareholder and shall remain subject to this Agreement unless a court of competent jurisdiction orders otherwise, in which case such Shares shall be converted into Class A Stock on a share-for-share basis and disposed of pursuant to the order of such court.
     Section 3. Right to Purchase.
     (a) Notice. Except as provided in Section 7 hereof, each Future Shareholder who intends to sell, transfer, distribute, assign, donate, appoint or otherwise dispose of any Shares or any interest in Shares owned of record or beneficially by such Future Shareholder (an “Offeror”) shall give each other Future Shareholder and the Company (collectively, the “Optionees”) written notice (the “First Notice”):
          (i) stating the Offeror’s intention to sell or donate Shares or interests therein;
          (ii) stating the total number of Shares or interests therein to be sold or donated (the “Offered Shares”);
          (iii) stating the identity of the proposed purchaser or donee (if any) and the terms and manner of the proposed sale or donation to such purchaser or donee; and
          (iv) offering to sell the Offered Shares to the Optionees in the order, on the terms and subject to the conditions provided in this Agreement.
     (b) Priority. The Optionees shall have the irrevocable right to purchase the Offered Shares (the “Purchase Right”) in the following order of priority:
          (i) first, the Future Shareholders belonging to the same Branch of the Family as the Offeror (the “First Optionees”) shall have the right to purchase all the Offered Shares, such purchases to be made in the proportion that the respective holdings of Shares by each such First Optionee bears to the aggregate holdings of Shares by all such First Optionees, and those First Optionees who purchase their full allotment of Offered Shares shall have a further right to purchase any Offered Shares not purchased by the other First Optionees, in such amounts as may be specified by them in the notice described in Section 4(a) hereof; provided that if the amounts so specified exceed the amount of remaining Offered Shares, each such Optionee shall be entitled to purchase a proportionate number of the remaining Offered Shares, in accordance with the proportion that the Offered Shares specified for purchase by such Optionee bears to the total number of Offered Shares specified for purchase by all such Optionees;
          (ii) second, the Future Shareholders belonging to Branches of the Family other than that of the Offeror (the “Second Optionees”) shall have the right to purchase any Offered Shares not purchased by the First Optionees, such purchases to be made in the proportion that the respective holdings of Shares by each such Second Optionee bears to the aggregate holdings of Shares by all such Second Optionees; and those Second Optionees who purchased their full allotment of Offered Shares shall have a further right to purchase any Offered Shares not purchased by the other Second Optionees, in such amounts as may be specified by them in the notice described in Section 4(b) hereof; provided that if the amounts so specified exceed the amount of remaining Offered Shares, each such Optionee shall be entitled to purchase a proportionate number of the remaining Offered Shares, in accordance with the proportion that the Offered Shares specified for purchase by such Optionee bears to the total number of Offered Shares specified for purchase by all such Optionees; and
          (iii) third, unless the Offeror elects to retain such Offered Shares, the Company shall have the right to purchase any Offered Shares that have not been purchased by the other Optionees.
     (c) Ownership Required. Notwithstanding anything herein to the contrary, no Future Shareholder shall be entitled to exercise a Purchase Right as an Optionee unless such Future Shareholder on the date of delivery of the First Notice owns Shares of record or beneficially.
     (d) Branches of the Family. For the purposes of this Agreement, there are seven “Branches of the Family”, one descended from each of the six children (whether now living or deceased) of Robert P. Scripps and one descended from John P. Scripps. Each Branch of the Family descended from Robert P. Scripps’s children shall consist of the lineal descendants of the particular child of Robert P. Scripps from whom such Branch is descended and any trust of which any such descendant is a beneficiary except the Scripps Trust. The Branch of the Family descended from John P. Scripps shall consist of the lineal descendants of John P. Scripps and any trust of which any such descendant is a beneficiary except the Scripps Trust. Lineal descendants shall include, without limitation, children adopted by the children of Robert P. Scripps, by the children of John P. Scripps or by the Future Shareholders.
     Section 4. Procedures for Exercise of Purchase Rights.
     (a) First Notice Period. Each First Optionee shall have twenty days from receipt of the First Notice to give written notice to the Offeror (with a copy thereof to each Future Shareholder and the Company) stating that such First Optionee irrevocably elects to exercise such Optionee’s Purchase Right, indicating the number of the Offered Shares subject to such Purchase Right that such Optionee will purchase, and designating the number of additional Shares such Optionee would be willing to purchase if less than all of the Offered Shares are purchased by the other First Optionees. No later than three days after the expiration of the aforesaid twenty-day period, the Offeror will give written notice to each First Optionee indicating the number of Offered Shares allocated to such Optionee.
     (b) Second Notice Period. Within five days after the expiration of the aforesaid twenty-day period, if any Offered Shares have not been purchased by the First Optionees, the Offeror shall give written notice (the “Second Notice”) to the Second Optionees stating the number of Offered Shares that the First Optionees have not purchased and containing the offer to sell such Offered Shares in accordance with this Agreement. Each Second Optionee shall have twenty days from the receipt of the Second Notice to give written notice to the Offeror (with a copy thereof to each Future Shareholder and the Company) stating that such Optionee irrevocably elects to exercise such Optionee’s Purchase Right, indicating the number of the Offered Shares subject to such Purchase Right that such Optionee will purchase, and designating the number of additional Offered Shares such Optionee would be willing to purchase if less than all of the Offered Shares are purchased by the Second Optionees. No later than three days after the expiration of such twenty-day period, the Offeror will give written notice to each Second Optionee indicating the number of Offered Shares allocated to such Optionee.
     (c) Third Notice Period. Unless the Offeror elects, by written notice to the Future Shareholders and the Company, to retain the Offered Shares that are not purchased by the First and Second Optionees, within five days after the expiration of the twenty-day period after receipt of the Second Notice, the Offeror shall give written notice (the “Third Notice”) to the Company stating the number of Offered Shares that remain unpurchased and containing the offer to sell such Offered Shares in accordance with this Agreement. The Company shall have twenty days from receipt of the Third Notice to give written notice to the Offeror (with a copy thereof to the Future Shareholders) stating that the Company irrevocably elects to exercise its Purchase Right and indicating the number of such Offered Shares that it will purchase.
     (d) Waiver of Purchase Right. Any Optionee who fails during the periods specified above to given written notice of exercise of such Optionee’s Purchase Right shall be deemed to have waived such Purchase Right with respect to the Offered Shares, subject to the provisions of Section 6 hereof. If any such period expires on a day which is not a business day, the period shall be extended until the end of the next business day.
     (e) Fractional Shares. If the number of Shares to which any Optionee shall have a Purchase Right shall include fractions, the Purchase Right of such Optionee shall relate to that number of Shares determined, to the extent possible, by considering any fractional Share which is equal to or more than one-half as a whole Share and by disregarding all fractional Shares less than one-half Share; provided that if any whole Shares remain unsold, such Shares shall be allocated by the Offeror in the Offeror’s sole discretion for purchase by any Optionee.
     (f) Sale by All First Optionees. Notwithstanding anything herein to the contrary, if all the First Optionees are simultaneously offering to sell their Shares, then the Second Optionees shall have the first Purchase Rights and shall be deemed the First Optionees, the Second Notice shall not be required, and the Third Notice shall be given within three days after the expiration of the twenty-day period after the mailing of the First Notice.
     Section 5. Purchase Price; Closing.
     (a) Purchase Price. The purchase price to be paid to the Offeror for each of the Offered Shares being purchased by any Optionee shall be paid in cash and shall be equal to the average of the Closing Market Prices (as hereinafter defined) of shares of the Class A Stock for the 15 trading days immediately preceding the date of the First Notice (the “Cash Purchase Price”). Notwithstanding anything to the contrary in the foregoing, if the Company is to purchase Offered Shares, the Offeror may require the Company to exchange unissued or treasury shares of Class A Stock on a share-for-share basis for all or part, as the Offeror designates, of the Offered Shares to be purchased by the Company. The Company shall pay the Cash Purchase Price for all Offered Shares being purchased by it and not designated by the Offeror for exchange for Class A Stock. The Company shall retire all Offered Shares for which it has exchanged shares of Class A Stock. “Closing Market Price” shall mean the last reported sales price (regular way) of the Class A Stock on the New York Stock Exchange or on any national securities exchange on which the Class A Stock is then listed (Composite Tape) as reported by the Consolidated Tape Association or any successor organization, or if such Class A stock is traded on the automated quotation system of The National Association of Securities Dealers (NASDAQ), the last reported sales price on NASDAQ as reported by The National Association of Securities Dealers, or if such Class A Stock is not then listed on any national securities exchange or on NASDAQ, then the average of the high and low bid quotations for such stock in the over-the-counter market. If the Class A Stock is not traded on any national securities exchange, on NASDAQ or in the over-the-counter market, the “Closing Market Price” shall be the fair value of the Class A Stock determined by the regular investment banking firm of the Company, or, if the Company does not then have a regular investment banking firm, by a nationally recognized investment banking firm designated by a majority of the Optionees.
     (b) Closing. The Closing for the sale of the Offered Shares shall be at 10 a.m. on the date designated in writing by the Offeror, but not earlier than 30 nor later than 60 business days following the date of mailing of the last of the First, Second or Third Notices, as the case may be (the “Closing Date”), at the principal office of the Company or at such other time and location agreed upon in writing by the Optionees and the Offeror.
     (c) Deliveries at Closing. On the Closing Date, (i) the Offeror shall deliver the Offered Shares to be purchased free and clear of all pledges, liens, security interests, encumbrances, claims or equities of others or restrictions on transfer (other than the restrictions imposed by this Agreement or by applicable law), and the certificates for such Offered Shares shall be duly endorsed in blank, or have appropriate, duly executed blank stock transfer powers attached, with signatures guaranteed by a commercial bank or trust company or a member firm of a national securities exchange and all requisite stock transfer tax stamps attached or provided for, and (ii) the Optionees shall pay the Purchase Price to the Offeror by certified or official bank check or checks, or if the Company is an Optionee and the Offeror has elected to receive Class A Stock for all or part of the Offered Shares being purchased by the Company, the Company shall deliver to the Offeror the requisite number of shares of Class A Stock registered in the name of the Offeror.
     Section 6. Right of Offeror to Sell or Donate Unsold Shares Upon Conversion Into Shares of Class A Stock. If, after satisfaction by the Offeror of the requirements of Section 4, any Offered Shares remain unsold, the Offeror may elect to retain such unsold Offered Shares. If, however, after satisfying such requirements, the Offeror elects to sell, transfer, distribute, assign, donate, appoint or otherwise dispose of such Offered Shares, then the Offeror may sell, transfer, distribute, or assign such Offered Shares on whatever terms and at whatever price, or donate, appoint or otherwise dispose of such Offered Shares in whatever manner the Offeror wishes, without any further compliance by the Offeror or any transferee with the provisions of this Agreement (which provisions will continue to apply, however, to any other Shares owned of record or beneficially by the Offeror); provided that if the Offeror had included in the First Notice such Offeror’s intention to sell, transfer, distribute, assign, donate, appoint or otherwise dispose of the Offered Shares to a specific person, then such Offered Shares shall be sold, transferred, distributed, assigned, donated, appointed or otherwise disposed of to such person on the terms and in the manner indicated in the First Notice; AND PROVIDED, FURTHER, THAT THE OFFEROR, PRIOR TO ANY SALE, TRANSFER, DISTRIBUTION, ASSIGNMENT, DONATION, APPOINTMENT OR OTHER DISPOSITION OF THE OFFERED SHARES SHALL FIRST CONVERT SUCH OFFERED SHARES INTO CLASS A STOCK AND SELL, TRANSFER, DISTRIBUTE, ASSIGN, DONATE, APPOINT OR OTHERWISE DISPOSE OF ONLY THE CLASS A STOCK. Notwithstanding the foregoing, if the Offeror fails to complete such sale, transfer, distribution, assignment, donation, appointment or other disposition within ninety days after the date of mailing of the last of the First, Second or Third Notices, as the case may be, such Offeror may not thereafter sell, transfer, distribute, assign, donate, appoint or otherwise dispose of such Offered Shares without again complying with the provisions of this Agreement.
     Section 7. Excepted Transfers.
     (a) Gifts; Testamentary Transfers; Pledges. Any Future Shareholder may, without a Purchase Right arising in favor of anyone, do the following:
          (i) (A) sell Shares to his or her lineal descendants, or (B) transfer Shares by inter vivos gift or testamentary transfer to his or her lineal descendants outright (provided that such descendant is of legal age and not under any legal disability), to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such a descendant or any other person or any entity, provided that such descendant (if Shares are so sold or if the aforesaid transfer is outright) or the trustees of such trust (if the aforesaid transfer is in trust) first become parties to this Agreement, thereby become “Future Shareholders” hereunder and agree that the certificates for such Shares shall bear the legend provided for in Section 12 hereof;
          (ii) transfer Shares by testamentary transfer to his or her spouse provided that such Future Shareholder’s last will and testament provides that all Shares to be so transferred shall be converted by the estate of such Future Shareholder into shares of Class A Stock on a share-for-share basis before being so transferred; and

          (iii) pledge Shares as collateral for money borrowed by such Future Shareholder or a member of the Branch of the Family of which such Future Shareholder is a member provided that the pledgee agrees in writing to be bound by this Agreement as if such pledgee were a member of the Branch of the Family of which such Future Shareholder is a member.
     (b) Transfers Deemed to be Offers. Notwithstanding anything to the contrary herein (i) if title to any Shares subject to any trust are transferred to anyone other than a descendant of Robert P. Scripps or John P. Scripps pursuant to the terms of such trust, by action of the trustee(s) thereof, upon termination of such trust, by power of appointment or otherwise (a “Nonpermitted Transferee”), such Shares shall be deemed to be offered for sale pursuant to Section 3 hereof; and (ii) if a person who is a descendant of Robert P. Scripps or John P. Scripps but is not a party to this Agreement acquires outright any Shares held in trust, such person must become a party to this Agreement or such Shares shall be deemed to be offered for sale pursuant to Section 3 hereof.
     (c) Automatic Conversion on Noncomplying Transfer. Any valid transfer of Shares made without compliance with this Agreement, whether by operation of law, court or administrative order, divorce settlement or decree, or otherwise, shall result in the automatic conversion of such Shares into Class A Stock on a share-for-share basis.
     Section 8. Other Stock.
     (a) Application of Agreement. The terms and provisions of this Agreement shall apply, in addition to the Shares, to all shares of Common Voting Stock or shares of stock of the Company with comparable or unlimited voting rights that (i) are owned of record or beneficially by the Future Shareholders at the time the Scripps Trust terminates, (ii) may be issued to or received by the Future Shareholders after termination of the Scripps Trust in consequence of any additional issuance, purchase, exchange or reclassification of shares, any corporate reorganization or any other form of recapitalization or consolidation or merger or share split-up or share dividend or distribution, or (iii) that are acquired by the Future Shareholders in any manner whatsoever after termination of the Scripps Trust.
     (b) Inclusion in Definition of “Shares”. Any shares of Common Voting Stock or other shares of stock that become subject to this Agreement pursuant to the provisions of subsection (a) of this Section 8 shall be considered “Shares” for all purposes of this Agreement.

     Section 9. Annual and Other Meetings of Future Shareholders; Voting Agreement.
     (a) Meetings Called by the Company. The Company shall call a meeting of the Future Shareholders prior to each annual or special meeting of the stockholders of the Company held after the date of termination of the Scripps Trust, by sending to each Future Shareholder written notice of such meeting of the Future Shareholders at least 15 days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof, each such meeting of the Future Shareholders (hereinafter referred to as a “Required Meeting”) to be held 50 days prior to each such annual or special meeting of the Company’s stockholders unless the holders of a majority of the Shares consent in writing to holding such meeting of the Future Shareholders on a later date. At each Required Meeting the Company shall seek the advice of the Future Shareholders with respect to, and submit for appropriate decision by the Future Shareholders in accordance with this Section 9, each matter, including election of directors, that the Company wishes to submit to its stockholders at the annual or special meeting with respect to which the Required Meeting has been called. Appropriate officers of the Company will be available at such Required Meeting to discuss these matters (including nominees for election as directors of the Company) and such other matters as the Future Shareholders wish to discuss relating to the Company or the forthcoming annual or special meeting of the Company’s stockholders. The Company may call other meetings of the Future Shareholders by sending to each Future Shareholder written notice at least 15 days prior thereto stating the time, date, and place of such meeting and the purpose or purposes thereof.
     (b) Meetings Called by the Future Shareholders. The holders of 50% or more of the Shares may call a meeting of the Future Shareholders by sending to each Future Shareholder written notice of such meeting at least 15 days prior thereto stating the time, date and place of such meeting and the purpose of purposes thereof.
     (c) Place and Notice of Meetings. Each meeting of the Future Shareholders called by the Company shall be held in Cincinnati, Ohio or at such other place within or without the State of Ohio as may be designated by the Board of Directors of the Company and stated in the notice of such meeting. Each meeting of the Future Shareholders called by the Future Shareholders shall be held at the place designated in the notice of such meeting by the Future Shareholders calling such meeting. Notice of a meeting of the Future Shareholders shall be deemed sufficient for purposes of this Section 9 if mailed to each Future Shareholder by guaranteed overnight delivery via Federal Express or similar service at the address last furnished by him or her to the Company. A Future Shareholder may waive any notice of meeting required under this Section 9 by providing the chairperson of the meeting in question with a written waiver of notice prior to, at or after such meeting.
     (d) Proxies. Each Future Shareholder may be represented at any meeting of the Future Shareholders and may vote thereat, and execute consents, waivers and releases, and exercise any of his or her other rights, by one or more proxies appointed by a writing signed by such Future Shareholder. Any proxy so appointed must be a Future Shareholder. The writing appointing such proxy may contain instructions to such proxy on how to vote such Future Shareholder’s Shares or may provide such proxy with the power to vote such Future Shareholder’s Shares in such proxy’s discretion.
     (e) Chairperson and Secretary of Meetings. At each meeting of the Future Shareholders a chairperson and secretary for the meeting shall be selected by the vote of the holders of a plurality of the Shares present at such meeting or represented thereat by proxy, and the person so selected as secretary of such meeting shall keep minutes thereof.
     (f) Quorum; Vote Required for Decision. The presence in person or by proxy of the holders of a majority of the Shares at a meeting of the Future Shareholders shall be sufficient to constitute a quorum for reaching decisions as provided herein on matters brought before such meeting. If a quorum is not present at a meeting of the Future Shareholders, the Future Shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. When a quorum is present at a meeting of the Future Shareholders, the vote of the holders of a majority of the Shares voting in person or by proxy shall be sufficient to reach a decision on each matter brought before such meeting, except as otherwise provided in Section 9(i) hereof and except that the vote of the holders of a plurality of the Shares voting in person or by proxy shall be sufficient to reach a decision with respect to the selection of nominees for the Company’s Board of Directors brought before such meeting. Each Future Shareholder shall be entitled, either in person or by proxy, to cast one vote for each Share owned of record or beneficially by him or her on each matter brought before any meeting of the Future Shareholders.
     (g) Voting by Ballot. Voting at all meetings of the Future Shareholders shall be by ballot. The validity of proxies and ballots at each such meeting shall be determined in conformity with the corporation laws of the state of Delaware.

     (h) Voting at Meetings of Company Stockholders. Each Future Shareholder agrees, for himself or herself and his or her successors and assigns, to accept and be bound by each decision reached as provided herein with respect to each matter brought before any meeting of the Future Shareholders at which a quorum is present. Accordingly, the Future Shareholders hereby irrevocably appoint each other as their attorneys and proxies to vote their Shares on each such matter at each annual or special meeting of the Company’s stockholders, or to execute proxies, consents or authorizations to vote their Shares on each such matter at each annual or special meeting of the Company’s stockholders, in accordance with the decision reached as aforesaid on each such matter at the meeting of the Future Shareholders held immediately prior to such annual or special meeting.
     (i) Bylaws. By the vote of the holders of a majority of the Shares, the Future Shareholders may adopt bylaws with respect to such matters relating to the conduct of meetings of the Future Shareholders that are not otherwise addressed in this Section 9.
     (j) No Amendment of This Agreement. No action at any meeting of the Future Shareholders shall operate to amend any provision of this Agreement, which may be amended only as set forth in Section 16 hereof.
     (k) Extension of Section 9. It is the intention of the Future Shareholders that this Section 9 comply with Section 218(c) of the Delaware General Corporation Law. Accordingly: (i) this Section 9 shall be effective for a period of ten years commencing on the date of termination of the Scripps Trust and (ii) at any time within two years prior to the end of such ten-year period, any or all of the Future Shareholders may extend the duration of this Section 9 for an additional ten-year period, and thereafter for as many additional periods, each not to exceed ten years, as they may desire, so long as each such additional extension is effected within the two years prior to the end of the most recent ten-year period. Each such extension must be effected in writing. No Future Shareholder will be bound by any such extension if he or she has not executed the writing effecting such extension.
     Section 10. Disclosure Waiver. The Company and each Future Shareholder acknowledge and agree that no party hereto shall have any duty or obligation to disclose affirmatively to any other party hereto, and no party hereto shall have any right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with any purchase, sale or conversion of Shares pursuant to this Agreement.

     Section 11. Specific Performance. The parties agree that irrevocable damage will result to each of them in the event that this Agreement is not specifically enforced. Therefore it is agreed that the rights to, or obligations of, purchase and sale of Shares hereunder may be enforced in a court of equity or other tribunal with jurisdiction by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement or otherwise.
     Section 12. Legend; Transfer.
     (a) Legend. Each Future Shareholder agrees to submit to the Company, upon termination of the Scripps Trust or (if later) upon becoming a party to this Agreement, and in each case from time to time thereafter as and when additional Shares are acquired by such Future Shareholder, the certificates for all Shares owned of record or beneficially by such Future Shareholder so that the Company may endorse thereon a legend reading substantially as follows:
“The shares of Common Voting Stock represented hereby may not be sold, transferred, distributed, pledged, mortgaged, donated, assigned, appointed or otherwise disposed of or encumbered or converted into Class A Common Stock except in accordance with, and such shares are subject to, the provisions of the Scripps Family Agreement, a copy of which is on file at the principal office of the Company.”
     (b) Transfer or Conversion Must Comply with Agreement. The parties agree that no purported transfer or conversion of Shares shall be valid, nor shall any such transfer or conversion be recorded on the stock books of the Company or be recognized by the Company, unless all the terms and conditions of this Agreement have been complied with first and the Company has or is furnished with proper evidence of such compliance.
     Section 13. Voidability. If a court of competent jurisdiction renders a final determination that this Agreement violates the spendthrift provisions of the Scripps Trust, then this Agreement shall be null and void ab initio. Such of the Future Shareholders who are beneficiaries of the Scripps Trust do not intend, by reason of entering into this Agreement, to anticipate their beneficial interests in the Scripps Trust, but only to agree as to the orderly disposition and voting of the Shares after termination of the Scripps Trust.
     Section 14. Irrevocability. Subject to Sections 13 and 17 hereof, each party hereto agrees that his, her or its execution and delivery of this Agreement may not be withdrawn and that this Agreement shall be irrevocable, shall not be amended except pursuant to Section 16 hereof and shall continue in full force and effect until terminated pursuant to Section 15 hereof.
     Section 15. Termination. This Agreement shall terminate (i) upon termination of the Scripps Trust if the condition set forth in Section 1 hereof regarding effectiveness of the provisions on transfer and voting of Shares is not met, or (ii) if such condition is met, upon the expiration of twenty-one years after the death of the last survivor of all of the descendants of Robert P. Scripps and John P. Scripps alive on the date that the Scripps Trust terminates. Upon termination of this Agreement as provided in clause (ii) of this Section 15, each holder of record of Shares who is a party to this Agreement (or such holder’s permitted successors and assigns) shall be entitled to submit such holder’s certificate or certificates for Shares to the Company in exchange for a new certificate or certificates that shall not bear the legend set forth in Section 12.
     Section 16. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Company and by parties to this Agreement who are the holders of at least 80% of the outstanding shares of Common Voting Stock owned by all parties to this Agreement at the time it is to be amended. Notwithstanding the foregoing, Section 9 of this Agreement may be amended as aforesaid by such holders without the concurrence of the Company.
     Section 17. Miscellaneous.
     (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, any successor to the Company by merger, consolidation or sale of all or substantially all of its assets;
     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     (c) Execution.
          (i) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (ii) Commencing on July 1, 1992, this Agreement shall be circulated among the descendants of Robert P. Scripps and John P. Scripps for execution by them. Any such descendant who desires to become a party to this Agreement after the expiration of six months from July 1, 1992, may become a party hereto only by first securing the written approval of a majority in number of the Future Shareholders who signed this Agreement on or prior to December 31, 1992 (the expiration of such six months) and who have not withdrawn from this Agreement if withdrawal is permissible under paragraph (iv) of this Section 17(c).
          (iii) Any descendant of Edward W. Scripps who executes this Agreement on July 1, 1992 or thereafter through December 31, 1992, will be not be permitted to withdraw from this Agreement except under the circumstances, and on delivery of the notice, described in paragraph (iv) of this Section 17(c).
          (iv) If on December 31, 1992, this Agreement has not been executed by descendants of Edward W. Scripps to whom in the aggregate there would be distributed (assuming for purposes of this paragraph that the Scripps Trust were to terminate on such date) such number of shares of Common Voting Stock as would constitute 50% or more of the shares of such stock outstanding on such date, then any such descendant who has executed this Agreement on or before such date may thereafter withdraw from this Agreement by delivery of written notice thereof to all other parties hereto, or may so withdraw and enter into a different agreement relating to the subject matter hereof with descendants of Edward W. Scripps, or may remain a party hereto and amend this Agreement together with the other parties hereto pursuant to Section 16 hereof. Notwithstanding anything to the contrary in the foregoing, if at any time after December 31, 1992, this Agreement has been executed by descendants of Edward W. Scripps (consisting only of descendants who executed this Agreement prior to such date and those who executed this Agreement after such date with the approval required by paragraph (ii) of this Section 17(c)) to whom in the aggregate there would have been distributed such number of shares of Common Voting Stock as would constitute 50% or more of the shares of such stock outstanding on such date (as adjusted for stock splits, stock dividends and the like occurring since such date) had the Scripps Trust terminated on such date, then any party hereto who executed this Agreement on or before such date and has not withdrawn herefrom will no longer be permitted to so withdraw and will remain bound hereunder until this Agreement is terminated pursuant to Section 15 hereof.
     Section 18. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights and obligations of the parties hereto shall be enforceable to the fullest extent permitted.
     Section 19. Notices. All notices required to be given under the terms of this Agreement or that any of the parties desires to give hereunder shall be in writing and sent by guaranteed overnight delivery via Federal Express or similar service, addressed as follows:
     if to any Future Shareholder, addressed to such Future Shareholder at such Future Shareholder’s address on the signature pages of this Agreement; and
if to the Company, addressed to:
The E.W. Scripps Company
1105 N. Market Street
Wilmington, Delaware 19801
Attention: Corporate Secretary
With a copy of such notice sent to:
Baker & Hostetler
3200 National City Center
Cleveland, Ohio 44114
Attention: John H. Burlingame, Esq.
     Any Future Shareholder, the Company or Baker & Hostetler, by notice in writing mailed to the others, may change the name and address to which notices and other communications hereunder shall be mailed. Each new Future Shareholder, upon executing this Agreement, shall indicate his, her or its address on the signature pages of this Agreement.
     For purposes of this Agreement, receipt of each notice given hereunder shall be deemed to have occurred on the third day after such notice has been sent as required herein.
     IN WITNESS WHEREOF, each party hereto has executed this Agreement on the date indicated below opposite such party’s signature.
THE E.W. SCRIPPS COMPANY:

By

	President	Date

FUTURE SHAREHOLDER:

	Signature	Date

Print Name

Street Address

City	State	Zip Code

ACKNOWLEDGEMENT
     The E. W. Scripps Company, a Delaware corporation (the “Company”), and the undersigned individual are parties to the Scripps Family Agreement dated October 15, 1992 (the “Family Agreement”).
     The Company, Scripps Howard, Inc., an Ohio corporation and wholly owned subsidiary of the Company (“New Scripps”) and Comcast Corporation, a Pennsylvania corporation (“Comcast”) have entered into an Agreement and Plan of Merger dated October 28, 1995 (the “Merger Agreement”) pursuant to which Comcast will acquire the cable television business of the Company by the merger of the Company into Comcast (the “Merger”) immediately following the distribution by the Company to its stockholders of shares of the capital stock of New Scripps (the “Spin-Off”).
     Following the Spin-Off and the Merger, New Scripps will succeed to and continue to conduct the newspaper, television broadcasting, and entertainment businesses of the Company as an Ohio corporation named The E. W. Scripps Company.
     Pursuant to the Spin-Off, the holders of Common Voting Stock, $.01 par value, of the Company (“Common Voting Stock”) will be the holders of Common Voting Shares, $.01 par value, of New Scripps, and the holders of Class A Common Stock, $.01 par value, of the Company (“Class A Common Stock”) will be the holders of Class A Common Shares, $.01 par value, of New Scripps. The Common Voting Shares of New Scripps are equivalent in all material respects to the Common Voting Stock of the Company, and the Class A Common Shares of New Scripps are equivalent in all material respects to the Class A Common Stock of the Company.
     The provisions of the Family Agreement will continue in effect from and after the Spin-Off and New Scripps will be the successor to the Company under the Family Agreement.
     Following the Spin-Off, the Family Agreement will be governed by Ohio law and Section 9 will continue to be extendible in accordance with the last three sentences of Section 9(k) and references in the Family Agreement to the Company will be deemed to refer to The E. W. Scripps Company, an Ohio corporation, references to Class A Common Stock will be deemed to refer to Class A Common Shares of The E. W. Scripps Company, an Ohio corporation, and references to Common Voting Stock will be deemed to refer to Common Voting Shares of The E. W. Scripps Company, an Ohio corporation.

The E. W. Scripps Company

Dated:	By:

Scripps Howard, Inc.

Dated:	By:

Dated:	By:

2008 AMENDMENTS TO SCRIPPS FAMILY AGREEMENT
     The E. W. Scripps Company, an Ohio corporation (the “Company” or “E. W. Scripps”), and the undersigned are parties to the Scripps Family Agreement dated October 15, 1992, as amended by that certain Acknowledgement executed in counterpart by all parties to the Family Agreement in 1996 (as so amended, the “Family Agreement”).
The Company and the undersigned hereby agree to the following amendments to the Family Agreement.
1.	The first sentence of Section 9(a) of the Family Agreement shall be deemed deleted and replaced with the following:
“The Company shall call a meeting of the Future Shareholders prior to each annual or special meeting of the shareholders of the Company held after the date of termination of the Scripps Trust, by sending to each Future Shareholder written notice of such meeting of the Future Shareholders at least fifteen (15) days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof, each such meeting of the Future Shareholders (hereinafter referred to as a “Required Meeting”) to be held at least fifty (50) days prior to each such annual or special meeting of the Company’s shareholders unless the holders of a majority of the Shares consent in writing to holding such meeting of the Future Shareholders on an earlier date.”
2.	The last sentence of Section 9(a) of the Family Agreement shall be deemed deleted and replaced with the following:
“The Company may call other meetings of the Future Shareholders by sending to each Future Shareholder written notice at least seven (7) days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof.”
3.	The sentence in Section 9(b) of the Family Agreement shall be deemed deleted and replaced with the following:
“The holders of 50% or more of the Shares may call a meeting of the Future Shareholders by sending to each Future Shareholder written notice of such meeting at least seven (7) days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof.”
4.	Section 9(c) of the Family Agreement shall be amended by adding the following sentences to the end of that section:
“Meetings of the Future Shareholders may be held by means of any communications equipment (e.g., telephone, video or web conferencing equipment) that enables each Future Shareholder an opportunity to participate in the meeting and to vote on matters submitted to Future Shareholders at the meeting, including an opportunity to read or hear proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those who will be present physically or present by the use of any such communications equipment. Any action that may be authorized or taken at a meeting of the Future Shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Future Shareholders. A telegram, cablegram, electronic mail or electronic or other transmission capable of authentication that has been sent by a Future Shareholder and that contains an affirmative vote or approval of that person is a signed writing for purposes of the foregoing sentence. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.”
5.	Section 9(g) of the Family Agreement shall be deemed deleted and replaced with the following:
“(g)	Voting at Meetings of Future Shareholders. Voting at all meetings of the Future Shareholders may be by voice or show of hand unless any Future Shareholder requests a written ballot. The validity of proxies and ballots at each meeting shall be determined in conformity with the corporation laws of the State of Ohio.”
6.	The legend stipulated in Section 12(a) of the Family Agreement shall be deemed deleted and replaced by the following legend:
“The Common Voting Shares represented hereby may not be sold, transferred, distributed, pledged, mortgaged, donated, assigned, appointed or otherwise disposed of or encumbered or converted into Class A Common Shares, nor may such shares be voted, nor consents or waivers given with respect thereto, except in accordance with, and such shares and the voting thereof are subject to, the provisions of the Scripps Family Agreement, a copy of which is on file at the principal office of the Company.”
7.	The words “Form of Ownership” shall be added to the caption of Section 12 of the Family Agreement and the following shall be added as Section 12(c) of the Family Agreement:
“(c)	Form of Ownership. Each Future Shareholder shall hold his, her or its Shares of record in his, her or its name and not in the name of a broker or other nominee.”
8.	Section 17(a) of the Family Agreement shall be deemed deleted and replaced with the following:
“(a)(i)	Spin-off of Scripps Networks Interactive. The Board of Directors of the

Company has approved the spin-off of Scripps Networks Interactive, Inc., an Ohio corporation and wholly owned subsidiary of the Company (“Scripps Networks Interactive”), by way of a pro rata distribution of 100% of the shares of Scripps Networks Interactive by the Company to the Company’s shareholders (the “Spin-off”). Pursuant to the distribution, each of the Company’s shareholders will receive one Class A Common Share of Scripps Networks Interactive for each Class A Common Share of the Company held of record on the record date for the Spin-off and one Common Voting Share of Scripps Networks Interactive for each Common Voting Share of the Company held of record on the record date for the Spin-off. Following the Spin-off, each shareholder of the Company will own shares in both the Company and Scripps Networks Interactive.

Following the Spin-off, the Company will continue to conduct the newspaper, television broadcasting and licensing businesses conducted heretofore by it through various subsidiaries, and Scripps Networks Interactive will conduct the networks and interactive media businesses that heretofore have been conducted by the Company through various subsidiaries. Following the Spin-off, the Family Agreement, as amended by these Amendments, will remain in effect with respect to the Common Voting Shares of the Company.

The Company and the undersigned agree that following the Spin-off all of the terms of the Family Agreement, as amended by these Amendments, including, without limitation, provisions restricting transfer and governing voting, shall apply to the Common Voting Shares of Scripps Networks Interactive that the Future Shareholders may receive on termination of the Scripps Trust and any other Common Voting Shares of Scripps Networks Interactive (or shares of Scripps Networks Interactive of comparable or unlimited voting rights) that they may own of record or beneficially at, or acquire after, such termination.

Accordingly, the Company and the undersigned agree that following the Spin-off: the term “Company” shall mean E. W. Scripps and Scripps Networks Interactive, severally; the term “Future Shareholders” shall mean Future Shareholders of E. W. Scripps and Scripps Networks Interactive,

severally; the terms “Common Voting Shares,” “Trust Shares” and “Shares” shall mean Common Voting Shares of E. W. Scripps and Common Voting Shares of Scripps Networks Interactive, severally; the term “Class A Common Shares” shall mean Class A Common Shares of E. W. Scripps and Class A Common Shares of Scripps Networks Interactive, severally; and all provisions of the Family Agreement, as amended by these Amendments, including, without limitation, provisions restricting transfer and governing voting, shall apply to the Common Voting Shares of Scripps Networks Interactive as if the undersigned and Scripps Networks Interactive had executed a separate family agreement relating to Common Voting Shares of Scripps Networks Interactive and containing the same provisions as the Family Agreement, as amended by these Amendments.

(a)(ii)	Binding Effect. The Family Agreement, as amended by these Amendments, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executives, legal representatives, permitted assigns, and successors. Successors shall include, without limitation, any successor to E. W. Scripps or, following the Spin-off, Scripps Networks Interactive, by merger, consolidation or sale of all or substantially all assets, or any subsidiary of E. W. Scripps or, following the Spin-off, Scripps Networks Interactive that owns or operates any business thereof and is spun-off by way of a pro rata distribution of its shares to shareholders of E. W. Scripps or Scripps Networks Interactive, as the case may be, whether such subsidiary is directly or indirectly, or wholly or partly, owned by E. W. Scripps or Scripps Networks Interactive, as the case may be. The defined terms referred to in the last paragraph of Section 17(a)(i) of the Family Agreement, as amended by these Amendments, shall be deemed to refer to and mean such successor or spun-off subsidiary and the shares of such successor or spun-off subsidiary having voting rights comparable to Common Voting Shares of E. W. Scripps or, following the Spin-off, Scripps Networks Interactive, as the case may be.”

Capitalized terms used and not defined herein shall have the meanings provided in the Family Agreement.
Except as amended hereby, the Family Agreement remains in full force and effect.
These Amendments have been executed by each party to the Family Agreement in counterpart.
Executed on the date indicated below opposite each party’s signature.

THE E. W. SCRIPPS COMPANY

Dated:	By:

	FUTURE	SHAREHOLDER

Dated:

Scripps Networks Interactive hereby agrees that the Family Agreement, as amended by these Amendments, shall apply following the Spin-off to the Common Voting Shares of Scripps Networks Interactive as if Scripps Networks Interactive and the Future Shareholders had executed a separate family agreement relating to Common Voting Shares of Scripps Networks Interactive and containing the same provisions as the Family Agreement, as amended by these Amendments.

SCRIPPS NETWORKS INTERACTIVE, INC.

Dated:	By: